Exhibit 99.1

Assertio Reports Third Quarter 2020 Financial Results

Reported Net Product Sales of $34.3 Million

Non-GAAP Net Product Sales of $33.7 Million; Increased 21.4% over Pro-Forma Second Quarter 2020

Non-GAAP Net Product Sales Consistent with Pro-Forma Prior Year Quarter Despite COVID-19 Related Sales Disruptions and Effects of Sales Force Integration

Provides Updated Outlook for Remainder of 2020

LAKE FOREST, ILL. –November 6, 2020 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a commercial-stage pharmaceutical company, today reported financial results for the third quarter ended September 30, 2020.

“We are proud of what we have achieved so far this year, as we have completed the conversion to our new business model and are seeing early results in the form of improved per-prescription profitability. Although patient volumes and elective procedures, the two primary drivers of our business, continue to be negatively impacted by COVID-19, we are doing everything within our control to both mitigate the near-term effects of the pandemic and position Assertio for profitability in the current environment. Zipsor, our oral formulation of diclofenac for mild-to-moderate acute pain, achieved an approximately 25% increase in demand quarter-over-quarter1, which we believe will support Zipsor sales growth in the coming quarters, and sales of Indocin continued to grow on a year-over-year and quarter-over-quarter basis,” said Todd Smith, president and chief executive officer. “Sales of SPRIX were negatively impacted by a recent formulary action by a large pharmacy benefit manager (“PBM”). We intend to vigorously pursue a reversal of this unexpected decision, which we believe is a disservice to the large numbers of patients who can benefit from the only labeled opioid alternative on the market in SPRIX.

“Our entire industry continues to face significant near-term uncertainty. While it is impossible to ignore the effects of the challenges we faced, both at the macro-level and specific to Assertio, I am extremely pleased with our third quarter results. As we move ahead, we are committed to making financial and operational decisions aimed at positioning Assertio for sustainable profitability and positive cash flows. We remain committed to our strategy of profitably commercializing our current portfolio, managing our business toward positive cash flow and strategically expanding our portfolio through focused business development efforts.”
1 IQVIA-reported average TRx for 13-week period ended October 2, 2020. This includes estimates and projections, which could cause minor fluctuations in historical comparisons. Although this data is not reflective of product revenues, management utilizes this metric to evaluate commercial strategy.

2020 Third Quarter Highlights:
(unaudited)

(in millions)	GAAP	Non-GAAP[2]
Product sales	$34,266	$33,666
Gross Profit Margin[3]	81%	82%
Operating Expenses[4]	$27,062	$21,865
Net Loss	$(10,522)	—
Adjusted EBITDA	—	$6,968

•Initiated transition of business to “Hub” model from traditional retail focus, increasing profit per prescription;
•Indocin sales achieved growth of 46% quarter-over-quarter and 23% year-over-year compared to pro-forma sales for the three months ended June 30, 2020 and September 30, 2019, respectively;
•Assertio has terminated its license related to the SOLUMATRIX(R) products following completion of a portfolio optimization exercise aimed at driving margin improvements at the organizational level and focusing on more profitable products in its portfolio;
•SPRIX sales were negatively affected by recent PBM formulary action - Assertio working to pursue reversal of decision;
•On-track to realize $40.0 million in operational synergies following completion of merger and integration of Zyla Life Sciences;
•Cash totaled $34.7 million as of September 30, 2020, compared with $59.4 million as of June 30, 2020. The quarter-over-quarter decline in cash and cash equivalents included the effect of the following non-recurring items: prepayment of debt plus accrued interest totaling $10.3 million, the delay in timing of approximately $7.3 million in expense reimbursements due from partners and, $2.6 million of severance and restructuring related payments made in the quarter.

COVID-19

Assertio continues to closely monitor the COVID-19 pandemic and its impact on the patients who are treated with the Company's products and the communities where it operates. Over the past quarter, the Company has taken steps to help minimize the spread of COVID-19 and at the same time, is working to ensure continued patient access to its medicines. Assertio’s products are promotionally sensitive, and demand for these products is driven by both patient volumes and elective procedures, as well as the ability of its sales representatives to call on physicians. Because of COVID-19, both patient visits and elective procedures have declined compared with the same period in 2019. Additionally, COVID-19 impacted the Company’s ability to make office visits to providers who prescribe its products. As a result, the Company adapted its approach and increased virtual visits which it believes are, by nature, less effective than in-person sales calls. The combination of reduced patient volumes and elective procedures, and the migration to virtual visits resulted in a decline in prescriptions relative to expectations. The Company believes that it is prepared with sufficient product inventory, technology to facilitate virtual office visits and operations prepared to adapt its work environment as needed. The extent to which our operations may continue to be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak and actions by government authorities to contain the outbreak or treat its impact.

Outlook for 2020

In light of the impact of COVID-19 on the Company’s business through the first nine months of 2020 and the continuing unpredictable effect of the pandemic on near-term financial performance, as well as the September 2020 PBM action related to SPRIX, Assertio now expects that full-year pro-forma 2020 revenue will decline
2 All non-GAAP measures included in this earnings release are reconciled to the corresponding GAAP measures in the schedules attached.
3 Gross profit margin = (Product Sales - Cost of Sales) / Product Sales.
4 Operating Expenses = Selling, general and administrative expenses + Research and development expenses.

approximately 5% from pro-forma revenue for 2019 of approximately $126 million but the Company is unable to re-confirm EBITDA margin guidance at this time. Additionally, the Company remains on track to realize $40.0 million annually in projected synergies from the merger with Zyla.

Earnings Conference Call Information

Assertio’s management will host a conference call to discuss the third quarter 2020 financial results today:

Date:	Friday, November 6, 2020
Time:	8:30 a.m. ET
Webcast (live and archive):	assertiotx.com (Events & Webcasts, Investor page)
Dial-in numbers:	1-877-550-3745 (domestic)
1-281-973-6277 (international)
Replay numbers:	1-855-859-2056 (domestic)
1-404-537-3406 (international)
Conference number:	7487419

The live webcast and replay may be accessed at http://investor.assertiotx.com/. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Individuals also may participate in the call by dialing 1-877-550-3745 (domestic) or 1-281-973-6277 (international) and asking for the "Assertio Q3 Earnings Call." The replay will be available approximately two hours after the call on the Assertio website.

About Assertio
Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. The Company seeks to leverage its commercial excellence to be the partner of choice. To learn more about Assertio, visit www.assertiotx.com.

Forward Looking Statements
Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio's actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the integration of the merger with Zyla Life Sciences (the "Merger"); (2) unexpected costs, charges or expenses resulting from the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company's ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company's existing businesses; (6) negative effects of the Merger on the market price of Assertio's common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio's ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio's products; (10) coverage of Assertio’s products by payors and pharmacy benefit managers;

(11) Assertio’s ability to execute on its sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of Assertio’s products; (13) the outcome of Assertio’s opioid-related investigations, Assertio’s opioid-related litigation brought by state and local governmental entities and private parties, and Assertio’s insurance, antitrust, securities class action and other litigation, and the costs and expenses associated therewith; (14) Assertio's estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (15) Assertio's ability to generate sufficient cash flow from its business to make payments on its indebtedness; (16) Assertio's ability to restructure or refinance its indebtedness and Assertio's compliance with the terms and conditions of the agreements governing its indebtedness; (17) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (18) Assertio's plans to acquire, in-license or co-promote other products, and/or acquire companies; (19) Assertio's ability to raise additional capital, if necessary; (20) variations in revenues obtained from collaborative agreements; (21) Assertio's collaborative partners' compliance or non-compliance with obligations under its collaboration agreements; (22) the ability of Assertio's common stock to regain compliance with Nasdaq's minimum closing bid requirement of at least $1.00 per share; (23) the impact of Zyla's bankruptcy and acquisition of products from Iroko Pharmaceuticals; (24) obtaining and maintaining intellectual property protection for the Company’s products; (25) Assertio’s ability to operate its business without infringing the intellectual property rights of others; (26) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (27) general market conditions; and other risks listed in Assertio's filings with the United States Securities and Exchange Commission ("SEC"). These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Investor Contact
Lee Roth
Burns McClellan for Assertio Holdings, Inc.
lroth@burnsmc.com
ir@assertiotx.com

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA, adjusted EBITDA. gross profit, and operating expense as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated non-GAAP adjusted EBITDA margin information, which the Company believes not only provides the Company's management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Non-GAAP adjusted EBITDA margin information enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA margin is provided in this release because some of the excluded information is not yet ascertainable or accessible and the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include non-cash adjustments to Collegium agreement revenue and cost of sales, adjustments to sales reserves for products the Company is no longer selling, interest income, interest expense, amortization expense, stock-based compensation expense, depreciation expense, income tax expense (benefit), transaction-related costs, CEO transition and restructuring costs, legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products, certain types of legal settlements, disputes, fees and costs gains or losses resulting from debt refinancing or extinguishment, non-cash gains or losses from adjustments to long-lived assets and assets not part of current operations, fair value adjustments to contingent consideration, and amortization of fair value inventory step-up as result of purchase accounting.

Pro forma Items
The Company is providing non-GAAP pro forma net product sales to show the net product sales as if the Zyla Merger had been completed as of January 1, 2019, and therefore the Company operated on a combined basis, including Zyla, for the entirety of 2019 and 2020 periods presented in this release. The Company believes this supplemental information is useful to help investors understand the results of the combined operations, including Zyla, and assess the Company’s performance from period to period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Product sales, net	$34,266	$27,502	$63,683	$79,889
Commercialization agreement, net	—	27,304	11,258	89,163
Royalties and milestones	299	341	1,158	1,226
Total revenues	34,565	55,147	76,099	170,278
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	6,462	2,243	13,099	6,942
Research and development expenses	1,316	1,476	3,983	4,531
Selling, general and administrative expenses	25,746	36,117	81,191	85,917
Amortization of intangible assets	5,587	25,444	18,237	76,331
Restructuring charges	268	—	6,787	—
Total costs and expenses	39,379	65,280	123,297	173,721
Loss from operations	(4,814)	(10,133)	(47,198)	(3,443)
Other income (expense):
Gain on sale of Gralise	—	—	126,655	—
(Loss) Gain on extinguishment of convertible notes	—	26,385	(47,880)	26,385
Loss on sale of NUCYNTA	—	—	(14,749)	—
Interest expense	(3,050)	(13,872)	(13,328)	(45,268)
Change in fair value of contingent consideration	(1,861)	—	(1,861)	—
Loss on prepayment of Senior Notes	—	—	(8,233)	—
Other gain (loss)	253	(764)	(3,571)	(2,613)
Total other (expense) income	(4,658)	11,749	37,033	(21,496)
Net (loss) income before income taxes	(9,472)	1,616	(10,165)	(24,939)
Income tax (expense) benefit	(1,050)	1,715	6,374	364
Net (loss) income and Comprehensive (loss) income	$(10,522)	$3,331	$(3,791)	$(24,575)

Basic and diluted net (loss) income per share	$(0.09)	$0.05	$(0.04)	$(0.36)
Shares used in computing basic and diluted net (loss) income per share	119,564	72,747	99,832	67,332

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$34,737	$42,107
Accounts receivable, net	39,223	42,744
Inventories, net	13,469	3,412
Prepaid and other current assets	17,063	15,688
Total current assets	104,492	103,951
Property and equipment, net	3,773	3,497
Intangible assets, net	206,628	400,535
Goodwill	9,008	—
Other long-term assets	8,896	19,187
Total assets	332,797	527,170
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,981	$16,193
Accrued rebates, returns and discounts	48,932	58,943
Accrued liabilities	33,062	18,948
Current portion of long-term debt	11,010	80,000
Contingent consideration, current portion	6,475	—
Interest payable	5,829	8,375
Other current liabilities	3,085	2,094
Total current liabilities	131,374	184,553
Long-term debt	77,235	271,258
Contingent consideration	35,188	168
Other long-term liabilities	13,050	13,233
Total liabilities	256,847	469,212
Commitments and contingencies
Shareholders’ equity:
Common stock	12	8
Additional paid-in capital	479,530	457,751
Accumulated deficit	(403,592)	(399,801)
Total shareholders’ equity	75,950	57,958
Total liabilities and shareholders' equity	$332,797	$527,170

Exhibit 99.1
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019	Financial Statement Classification
Net (loss) income (GAAP)	$(10,522)	$3,331	$(3,791)	$(24,575)
Interest expense	3,050	13,872	13,328	45,268	Interest expense
Income tax expense (benefit)	1,050	(1,715)	(6,374)	(364)	Income tax (expense) benefit
Depreciation expense	561	278	1,231	894	Selling, general and administrative expenses
Amortization of intangible assets	5,587	25,444	18,237	76,331	Amortization of intangible assets
EBITDA (Non-GAAP)	$(274)	$41,210	$22,631	$97,554
Adjustments:
NUCYNTA, Lazanda and Gralise revenue reserves (1)	(602)	(1,163)	(1,709)	(1,152)	Product sales, net
Commercialization agreement revenues (2)	—	3,804	1,846	7,667	Commercialization agreement, net
Inventory Step-up (3)	518	—	2,940	—	Cost of sales
Transaction-related costs (4)	1,960	—	18,031	—	Selling, general and administrative expenses
Expenses for opioid-related litigation, investigations and regulations (5)	1,726	2,174	4,950	7,024	Selling, general and administrative expenses
Loss (Gain) on debt extinguishment, net (6)	—	(25,968)	56,113	(25,968)	Multiple
Stock-based compensation (7)	1,511	3,004	6,039	8,340	Multiple
Other (8)	—	9,852	1,854	9,019	Multiple
Loss on sale of NUCYNTA (9)	—	—	14,749	—	Loss on sale of NUCYNTA
Change in fair value of warrants (10)	—	1,423	3,629	4,900	Other gain ( loss)
Restructuring cost (11)	268	—	6,787	—	Restructuring charges
Gain on sale of Gralise (12)	—	—	(126,655)	—	Gain on sale of Gralise
Changes in fair value of contingent consideration (13)	1,861		1,861	—	Change in fair value of contingent consideration
Adjusted EBITDA (Non-GAAP)	$6,968	$34,336	$13,066	$107,384

Refer to the next page for table footnotes

Exhibit 99.1
(1)Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing.
(2)Adjustments relate to non-cash expense related to Collegium agreement for third-party royalties, which have no net impact for the full year period, as well as the amortization of the contract asset.
(3)Fair value of inventories acquired with the Zyla Merger included an inventory step-up in the value of product inventories acquired. The three and nine ended September 30, 2020 cost of sales included $0.5 million and $2.9 million of amortization of inventory step-up related to Zyla acquired inventories sold.
(4)Represents one-time transaction-related costs primarily related to legal and consulting fees for the disposition of Gralise and NUCYNTA, and the merger with Zyla, including CEO transition related expense.
(5)Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(6)Loss on debt extinguishment for the nine months ended September 30, 2020 is a result of the settlement of all but $0.3 million in aggregate principal outstanding of the Company’s 2021 and 2024 Notes and settlement of all the remaining outstanding principal of the Company’s Senior Notes. Gain on debt extinguishment for the three and nine months ended September 30, 2019 is in connection with the August 2019 debt refinancing of the convertible notes. The Company recognized a net gain of $26.0 million, comprised of a $26.4 million gain on debt extinguishment offset by approximately $0.4 million of nonrecurring related expenses
(7)Stock based compensation for the three months ended September 30, 2020 and 2019, included $0.0 million and $0.2 million in Research and development expense, respectively, $1.5 million and $2.8 million in Selling, general and administrative expenses, respectively. Stock based compensation for the nine months ended September 30, 2020 and 2019, included $0.3 million and $0.5 million in Research and development expense, respectively, $5.7 million and $7.7 million in Selling, general and administrative expenses, respectively.
(8)Other for nine months ended September 30, 2020 primarily represents a credit loss reserve recognized in the first quarter of 2020 related the Company’s $3.0 million investment in a company engaged in medical research. This investment is structured as a long-term loan receivable with a convertible feature and is valued at amortized cost. Other for the three and nine months ended September 30, 2019 primarily consists of a $10.1 million loss recognized in the third quarter of 2019 on the disposal of equipment residing at a manufacturing supplier that were longer being used offset by certain non-operating net other income.
(9)Represents the loss recognized on the sale of the remaining rights, title and interest in and to the NUCYNTA franchise of products to Collegium in the first quarter of 2020.
(10)Represents the change in fair value of the Company’s Collegium warrant which was sold during the first quarter of 2020.
(11) In April 2020, the Company executed a limited reduction to its sales force due to the impact of COVID-19 on its ability to see in-person providers who prescribe our products. As a result, $0.6 million of severance and benefits costs was recognized. Subsequent to the Zyla Merger in May 2020, the Company began implementing reorganization plans of its workforce and other restructuring activities to realize the synergies of the Zyla Merger and to re-align resources to strategic areas and drive growth. As a result, $5.1 million of severance and benefits costs, $1.0 million of stock-based compensation expense associated with equity modifications for certain executives and $0.1 million of other exit costs were recognized as restructuring cost during the nine months ended September 30, 2020
(12)Represents the gain recognized on the sale of Gralise to Alvogen in the first quarter of 2020.
(13)Pursuant to the Zyla Merger, the Company assumed a contingent consideration obligation which is measured at fair value. The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs are recognized in operating expenses until the contingent consideration arrangement is settled.

Exhibit 99.1
PRO FORMA PRODUCT SALES (NON-GAAP)
(in thousands)
(unaudited)

The following pro forma product sales, net is presented to illustrate the effects of the Zyla Merger as if the transaction had occurred on January 1, 2019. The unaudited proforma information for the three and nine months ended September 30, 2020 and 2019 excludes product sales related to Assertio’s Gralise and NUCYNTA products which were sold in January 2020 and February 2020, respectively. This supplemental pro forma financial information has been prepared for comparative purposes only and is not necessarily indicative of what actual results would have occurred, or of results that may occur in the future. Supplemental unaudited proforma information is based upon accounting estimates and judgments that the Company believes are reasonable.

The unaudited pro forma product sales, net for the three and nine months ended September 30, 2020 and 2019 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP product sales, net	$34,266	$27,502	$63,683	$79,889
Add:
Zyla product sales prior to Merger (1)	—	22,386	27,102	62,005
Less:
Product sales for divested products (2)	(600)	(16,143)	(1,709)	(47,334)
Pro forma product sales, net (Non-GAAP)	$33,666	$33,745	$89,076	$94,560

(1)    Zyla product sales prior to the Merger on May 20, 2020 for the respective periods.
(2)    Product sales of Gralise, NUCYNTA, Lazanda, and TIVORBEX which we are no longer commercializing.

Exhibit 99.1
RECONCILIATION OF ADJUSTED GROSS PROFIT MARGIN (NON-GAAP)
(in thousands)
(unaudited)

Three Months Ended September 30, 2020
Cost of Sales (GAAP)	$6,462
Adjustment:
Inventory Step-up (1)	(518)
Adjusted Cost of Sales	5,944

Proforma Product Sales, Net	33,666
Adjusted Cost of sales	5,944
Adjusted Gross Profit	$27,722
Adjusted Gross Profit Margin (Non-GAAP)	82%
(1) Refer to related item in footnote table to Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA.

RECONCILIATION OF ADJUSTED OPERATING EXPENSES (NON-GAAP)
(in thousands)
(unaudited)

Three Months Ended September 30, 2020
Selling, general and administrative expenses (GAAP)	$25,746
Research and development expenses (GAAP)	1,316
Operating expenses	27,062
Adjustments:
Transaction-related costs (1)	(1,960)
Expenses for opioid-related litigation, investigations and regulations (1)	(1,726)
Stock-based compensation (1)	(1,511)
Adjusted Operating expenses (Non-GAAP)	$21,865

(1) Refer to related item in footnote table to Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA.